UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNUM GROUP

(Name of Registrant as Specified in Its Charter)

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Executive Compensation: Say-on-Pay Stock Incentive Plan of 2012

Unum’s Human Capital Committee and Board of Directors have
always adhered to a philosophy and demonstrated practice of pay for performance and believe that the Company’s executive
compensation programs are fully aligned with the interests of shareholders
Executive pay is targeted at the median of appropriate comparison groups that include companies Unum competes with in the
marketplace on a daily basis
In evaluating performance, the Committee considers total
shareholder return over the short and long term, operating
performance, and the overall strength and strategic position of the company
In spite of the difficult environment, Unum continued in 2011 to deliver strong operating results and create greater shareholder value through dividend increases and share repurchases, while at the same time maintaining strong capital levels to position the
Company for the future
The Board recommends that Unum shareholders vote FOR
approval of the Company’s executive compensation (Say on Pay)
and FOR approval of the Stock Incentive Plan of 2012
Executive Summary

Governance and Executive Compensation

The Board has a demonstrated track record of good corporate
governance
Board Chairman is an independent director
Committed to present proposal for declassification of the Board in 2013
Adopted majority voting in director elections
Prohibit officers and directors from engaging in certain hedging transactions involving Unum stock
The Human Capital Committee has a performance orientation and a culture of transparency.  It has a history of responsible executive compensation policies and programs which are responsive to the concerns of shareholders, including:
Implementation of ‘double-trigger’ vesting of equity upon a change-in-control
Share ownership requirements and retention requirements for all directors and executive officers
Adoption of a clawback policy
Elimination of excise-tax gross-ups in new/materially amended agreements
Elimination of most perquisites and personal use of corporate aircraft
Policies and Practices

Shareholder Focus

Board of Directors and management are focused on returning value to shareholders, while building a strong capital position during a challenging economic period
Share repurchases
o
$1.85 billion in share repurchases since 4Q2007
o
$619.9 million in share repurchases during 2011
Dividend increases
o
23.8% increase announced May 1, 2012
o
Cumulative dividend increase of 73.3% since end of 2007
Holding company cash and marketable securities of $575 million as of
March 31, 2012
Risk-based capital of 406% as of March 31, 2012

Operating results provided exclude certain items.  For a reconciliation to the most comparable GAAP measures, refer to the Appendix.
1 Indexed growth of annual operating EPS; Unum EPS excludes special items. Index comprised of AFL, AIZ, CNO, DFG, GNW, HIG, LNC, MET, PFG, PL, PNX, PRU, RGA, SFG, TMK and SYA.
2 Indexed growth of annualized year-end dividends.
3 Total shares repurchased as a percent of prior year-end shares outstanding.  Source: SNL, Bloomberg, Company Financials
Strong Operating Performance and Value Creation
5
Total Shareholder Return
Share Repurchase³
Operating EPS Growth
¹
Dividend Growth²
50
60
70
80
90
100
110
120
130
140
150
2007 2008 2009 2010 2011
Unum Group Industry Average (ex- UNM)
0%
5%
10%
15%
20%
25%
2007 2008 2009 2010 2011 Cumulative
Unum Group Industry Average (ex- UNM)
60
80
90
100
110
120
130
140
2007 2008 2009 2010 2011
Unum Group Industry Average (ex-
UNM)
$0
$25
$50
$75
$100
$125
2006 2007 2008 2009 2010 2011
Unum Group Unum Proxy Peer Group Average
ISS Peer Group Average S&P Life and Health Index
70

Pay for Performance Focus

The Human Capital Committee and the Board of Directors have a demonstrated history of adopting executive compensation programs that reflect their philosophy of pay for performance and align the interest of the Company’s executive officers with those of its shareholders
The Human Capital Committee carefully monitors corporate
compensation trends and makes appropriate adjustments to the plan
The Human Capital Committee has been responsive to shareholder concerns related to executive compensation as well as other factors

Pay for Performance Focus

Executive pay is targeted at the approximate median of those peers with which we typically compete for business and talent
CEO pay compared to Proxy Peer Group, which is comprised of a mix of insurance and financial services companies
Significant portion of pay is performance-based
For example, 88% of the CEO’s total targeted compensation is ‘at risk’
Funding of the annual and long-term incentive plans is contingent on exceeding established performance thresholds
The plans reward the achievement of pre-determined goals and objectives as well as individual contributions
Robust stock ownership and retention guidelines for executives, with 2011 increase in requirements for CEO
Executive Required
Actual
FYE 2011
CEO 6x 17x
Other NEOs 3x 5.2x - 9.2x

In spite of the difficult business and economic environment, Unum continued to deliver steady and disciplined operating performance
(1)
during 2011:
Posted strong earnings that resulted in pre-tax operating income of $1.3 billion and consolidated after-tax operating income of $896.8 million
Achieved operating earnings per share growth of 9.7%
Achieved operating return on equity of 14.6% for our core operating segments
Raised dividend by 13.5% and repurchased $619.9 million of stock
Made the strategic decision to exit long-term care business
Sharpens focus on those products that provide greatest long-term opportunity
Strengthens Unum’s risk profile
(1)
Operating results provided exclude special items.  For a reconciliation to the most comparable GAAP measures, refer to the Appendix.
Pay for Performance Focus
2011 Company Performance

Pay for Performance Focus

Unum’s compensation decisions for 2011 were consistent with its pay for performance philosophy
Overall pay targeted at median
CEO actual pay at 56 percentile relative to proxy peers
Modest base salary increases for 2011 performance
CEO has not received any salary increase since 2010
Other named executives salary increases ranged from 1.5% to 5.1%
(1)
Incentive awards to NEOs for 2011 performance directly reflect individual and business unit performance:
Annual incentive awards ranged from 83% to 133% of target
Long-term incentive awards ranged from 106% to 140% of target
(1)  The increase of 5.1% included the assumption of additional responsibilities.
Compensation for 2011 Performance
th

Vote FOR Say on Pay
In 2011, both ISS and Glass Lewis recommended that shareholders support our say on pay proposal, which received over 97% support
Glass Lewis has again recommended support for say on pay in 2012
In 2012, Unum was responsive to concerns expressed by ISS and further strengthened its commitment to pay for performance:
The Human Capital Committee applied an additional performance condition to increases in the CEO’s 2012 incentive targets, thereby addressing what we believed to be ISS’s primary objection (see Appendix for copy of additional proxy solicitation materials filed with SEC on May 10, 2012)
The increases will become effective only if Unum’s 1-year and 3-year total shareholder returns (TSRs) for the periods ending December
31, 2012 exceed the
respective medians of the comparable TSRs of its proxy peer group
This action is consistent with the committee’s philosophy that there should be a strong linkage between shareholder return metrics and incentive compensation and was fully supported by the CEO
Pay for Performance Commitment

Vote FOR Say on Pay and Stock Plan of 2012

The peer group utilized by ISS is not representative of those companies that Unum competes with in the market place for
business, executive talent and human resources
Of the 16 companies highlighted as peers:
o
Only six are a member of Unum’s proxy peer group (see appendix for details)
o
Nine are primarily property and casualty or reinsurance companies
ISS’s recommendations regarding 2011 executive compensation
appear to be largely based on changes to the CEO’s incentive targets for 2012
Since 2012 performance and payouts have yet to be determined, this penalizes
Unum in 2011 for theoretical 2012 compensation and without knowing whether
2012 performance would support any incentive payouts
ISS’s Approach Not Appropriate for Unum

Vote FOR Stock Incentive Plan of 2012

The Stock Incentive Plan of 2012 would replace the Stock Incentive
Plan of 2007 for any grants made in the future
Approval of the plan would allow Unum to continue to be eligible to deduct all performance-based compensation, which is in the best interest of shareholders
The plan has a shareholder friendly design including:
Prohibition on repricing
Minimum vesting requirements
Individual limitations on awards
Double–trigger vesting of equity upon a change-in-control
No evergreen provision
Elimination of payment of dividends on unvested performance-based awards
Favorable burn rate and dilution tests under both Glass Lewis and
ISS guidelines
Favorable shareholder value transfer under ISS guidelines
Maintain Deductibility of Executive Equity Compensation

Vote FOR Stock Incentive Plan of 2012

Unum’s long-term incentive program was intentionally designed to conservatively manage shareholder dilution through the use of a combination of deferred cash and equity grants
Since 2003, we have used deferred cash incentive compensation for over 50% of our long-term incentive participants
Deferred cash reduces dilution, and does not impact our share reserve
Maintain Deductibility of Executive Equity Compensation

The Board and the Human Capital Committee strongly believe that
Unum’s compensation programs have been designed and
implemented in the best interests of shareholders and tightly align pay to company performance. Therefore, the Board urges
shareholders to vote “FOR” all the voting items including the following:
Say-on-Pay
Stock Incentive Plan of 2012
Voting Recommendations
Vote FOR Management Proposals
14
Even if you have already voted, you can change your vote at any time before the 2012 Annual Meeting as described in more detail in the
2012 Proxy Statement. For assistance in changing your vote, contact
Innisfree M&A Incorporated toll-free at 1-888-750-5834.

Appendix

Reconciliation of Non-GAAP Financial Measures
$ in millions

As Adjusted
Long-term
Care DAC
and Reserve
Charges
Individual
Disability
Closed Block
Reserve
Charge As Reported
Operating Income (Loss) by Segment Before
Income Tax and Net Realized Investment Loss
Core Operations
Unum US 819.8 $        - $             - $             819.8 $
Unum UK 192.0           -                -                192.0
Colonial Life 282.1           -                -                282.1
Total Core Operations 1,293.9        -                -                1,293.9
Closed Block 125.4           (863.4)         (183.5)         (921.5)
Corporate (110.3)         -                -                (110.3)
Total Operating Income (Loss) by Segment 1,309.0 $     (863.4) $      (183.5) $      262.1
Net Realized Investment Loss (4.9)
Income Tax 21.8
Net Income 235.4 $
Twelve
Months
Ended
December
31
2011
After-tax Operating Income 896.8 $
Deferred Acquisition Costs Impairment and Reserve
Charges for Long-term Care Closed Block, Net of Tax (561.2)
Reserve Charge for Individual Disability
Closed Block, Net of Tax (119.3)
Special Tax Items 22.7
Net Realized Investment Loss, Net of Tax (3.6)
Net Income 235.4 $
Twelve Months Ended December 31, 2011

Reconciliation of Non-GAAP Financial Measures
$ in millions

Average
Allocated
Equity
Adjusted
After-Tax
Operating
Income
(Loss)
After-tax
Special Item
Adjustments
After-Tax
Operating
Income
(Loss)
Return on
Equity
Twelve Months Ended December 31, 2011
Core Operations 6,020.2 $     876.1 $        - $             876.1 $        14.6%
Closed Block 2,195.1        91.0             (680.5)         (589.5)
Corporate (347.6)         (70.3)           22.7             (47.6)
  Total 7,867.7 $     896.8 $        (657.8) $      239.0 $        11.4%
Twelve Months Ended December 31, 2007*
Core Operations 5,608.6 $     782.0 $        (43.1) $        738.9 $        13.9%
Closed Block 2,739.3        88.3             8.6               96.9
Corporate (1,313.6)      (84.1)           (36.1)           (120.2)
  Total 7,034.3 $     786.2 $        (70.6) $        715.6 $        11.2%
2011 2010
Total Stockholders' Equity, As Reported 8,577.0 $     8,944.4 $
Net Unrealized Gain on Securities 605.8           410.4
Net Gain on Cash Flow Hedges 408.7           361.0
Total Stockholders' Equity, As Adjusted 7,562.5 $     8,173.0 $
Average Equity, As Adjusted
Year Ended 7,867.7 $
December 31

Reconciliation of Non-GAAP Financial Measures
$ in millions

12/31/2011 12/31/2010 12/31/2009 12/31/2008 12/31/2007
Net Income 0.78 $          2.71 $          2.57 $          1.62 $          1.91 $
Net Realized Investment Gain (Loss) (0.01)           0.05             -              (0.89)           (0.12)
Income from Discontinued Operations -              -              -              -              0.02
After-tax Operating Income from Continuing
  Operations Excluding Net Realized
  Investment Gain (Loss) 0.79             2.66             2.57             2.51             2.01
Special Tax Items and Debt Extinguishment Costs 0.08             (0.03)           -              -              (0.10)
Deferred Acquisition Costs Impairment and Reserve
  Charges for Long-term Care Closed Block, Net of Tax (1.85)           -              -              -              -
Reserve Charge for Individual Disability Closed
  Block, Net of Tax (0.39)           -              -              -              -
Regulatory Reassessment Charges, Net of Tax -              -              -              -              (0.10)
After-tax Operating Income from Continuing
  Operations Excluding Net Realized Investment
  Gain (Loss) and Special Items 2.95 $          2.69 $          2.57 $          2.51 $          2.21 $
* Amounts per diluted common share
Twelve Months Ended *

Peer Group Comparison

Company
Unum
Proxy
Peer
Group
ISS Peer
Group Company
Unum
Proxy
Peer
Group
ISS Peer
Group
Ace Limited • Lincoln Financial •
Aetna • Loews Corporation •
Aflac • • MBIA Inc •
Allstate • Marsh & McLennan •
American Financial Group • MetLife •
Aon plc • • Principal Financial • •
Assurant • Protective Life • •
CHUBB Corporation • Prudential Financial •
Cigna • Reinsurance Group of America •
CNA Financial • Stancorp Financial •
CNO Financial • • Torchmark •
Genworth Financial • • Travelers Companies •
Hartford Financial Services • XL Group •
Humana •

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant   ☑                                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNUM GROUP

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Responding to feedback on executive compensation

In response to feedback following the filing of its proxy statement on April 12, 2012, Unum Group (the “Company”) and the Human Capital Committee of the Board of Directors (the “Committee”) wish to address a specific concern that has been raised regarding increases to the incentive targets of its chief executive officer, Thomas R. Watjen, for 2012 performance. These targets were set by the Committee at its meeting in February 2012, at which time the Committee reviewed CEO compensation of the proxy peer group. Consistent with the objective of targeting the approximate median of the peer group and reflecting achievement of the Company’s and individual performance objectives, the Committee increased Mr. Watjen’s annual incentive target from 150% to 200% of base salary and his long-term incentive target from $5 million to $6 million. The Company has received feedback suggesting that there be a more direct link between Mr. Watjen’s 2012 incentive targets and shareholder return metrics. The Committee has always operated under the principle that there should be a strong linkage between shareholder return metrics and incentive compensation. Consistent with that philosophy, the Committee, with Mr. Watjen’s full support and concurrence, has decided to apply an additional performance condition to the increase in targets:

•

The increases to Mr. Watjen’s annual and long-term incentive targets for 2012 performance will become effective only if the Company’s 1-year and 3-year total shareholder returns (TSRs) for the periods ending on December 31, 2012 exceed the respective medians of the comparable 1-year and 3-year TSRs of the Company’s proxy peer group identified on page 66 of its 2012 proxy statement.

If the Company’s TSR is at or below the proxy peer group median TSR for either the 1-year or 3-year period, there will be no increase to Mr. Watjen’s 2012 annual and long-term incentive targets, and his 2011 targets will be used in determining his 2012 compensation.

The Company and the Committee also wish to clarify certain aspects of its executive compensation programs, as outlined below.

•

The annual incentive program rewards and motivates the achievement of pre-determined goals and objectives established by the Committee at the beginning of each year, as well as rewarding individual contributions related to the achievement of the Company’s goals. The long-term incentive program is 100% performance-based. It evaluates performance against pre-established goals and objectives that are longer term in focus, including for 2011 long-term growth, measured by revenue, capital management effectiveness, measured by return on equity, and profitability, measured by after-tax operating earnings, and also recognizes individual executive strategic leadership.

•

The long-term incentive program was intentionally designed to conservatively manage shareholder dilution through the use of a combination of deferred cash and equity grants. Since 2003, the Company has used deferred cash incentive compensation for over 50% of its long-term incentive plan participants. The use of deferred cash significantly reduces dilution and does not impact the Company’s share reserve. As a result, the Company’s burn rate, overhang, and Shareholder Value Transfer are significantly lower than competitive norms and thresholds established by Institutional Shareholder Services. Because of the higher use of deferred cash, the Company’s named executive officers receive a larger percentage of the total annual share grants than other companies who use equity for all participants.

*****

In connection with the Company’s Annual Meeting of Shareholders to be held on May 24, 2012, the Company has filed a proxy statement with the Securities and Exchange Commission, which was first mailed and made available electronically to shareholders on April 12, 2012. Shareholders are advised to read this supplemental information in conjunction with the proxy statement. The proxy statement and the Company’s other public filings are available, free of charge, from the Internet website maintained by the SEC at ww.sec.gov. The Company’s public filings are also available through its website under the “Investors” tab at www.unum.com.